EXHIBIT 3(a)(1)

RESTATED
CERTIFICATE OF INCORPORATION
OF
WELLMAN, INC,
(formerly named WS Subsidiary, Inc.)

Pursuant to Sections 242 and 245
of the General Corporation Law
of the State of Delaware

Wellman, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation") hereby certifies as follows:

1. That the name of the Corporation is Wellman, Inc.

2. That the Certificate of Incorporation of the corporation was filed in the office of the Secretary of State of the State of Delaware on the 1lth day of July, 1985 and was amended and restated by a Restated Certificate of Incorporation filed in the office of the Secretary of State of Delaware on the 6th day of August, 1985, which Restated Certificate of Incorporation was amended by an Amendment thereto dated as of April 30, 1987 filed in the Office of the Secretary of State of Delaware on the 11th day of May, 1987 (the "Amendment").

3. That this Restated Certificate of Incorporation restates and integrates and further amends the Restated Certificate of Incorporation of this Corporation filed on August 6, 1985, as amended by the Amendment.

4. That the amendment to the Restated Certificate of Incorporation effected hereby is (i) to change the authorized capital stock of the Corporation to 30,000,000 shares, consisting of 24,500,000 shares of Common Stock, par value $.001 per share, and 5,500,000 shares of Class B Common Stock, par value $.001 per share, and to provide for the rights, privileges, powers and preferences of each such class or series of shares, (ii) to provide for special voting requirements for certain business combinations and (iii) to require the Corporation to offer to purchase the outstanding shares of its capital stock upon the occurrence of certain events.

Upon effectuation of said amendment, and without any further act of the Corporation or the holders of any of its capital stock, (i) each share of the currently outstanding Common Stock, par value $1.00 per share, Class A Participating Preferred Stock, par value $1.00 per share, Class D Participating Preferred Stock, par value $1.00 per share, and Class E Participating Preferred Stock, par value $1.00 per share, shall be converted into 108 fully paid and non-assessable shares of Common Stock, par value $.00l per share, and (ii) each share of the currently outstanding Class B Participating Preferred Stock, par value $1.00 per share, and Class C Participating Preferred Stock, par value $1.00 per share, shall be converted into 108 shares of Class B Common Stock, par value $.001 per share.

5. That the capital of the Corporation shall not be reduced under or by reason of the foregoing amendment of the Restated Certificate of incorporation of the Corporation.

6. That the Board of Directors of the Corporation adopted resolutions proposing and declaring advisable and in the best interest of the Corporation the restatement of and amendment to the Restated Certificate of Incorporation of the Corporation, and recommended the adoption of such restatement and amendment by the stockholders of the Corporation.

7. That the restatement of and further amendment to the Restated Certificate of Incorporation have been duly adopted by the unanimous written consent of the stockholders of the Corporation, in accordance with the applicable provisions of Section 228, 242, and 245 of the General Corporation Law of the State of Delaware.

8. That the text of the Restated Certificate of Incorporation is hereby restated and amended in its entirety to read in full as follows:

FIRST: Name. The name of the Corporation is Wellman, Inc.

SECOND: Delaware office and Registered Agent. The registered office of the Corporation in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle 19801. The name of the registered agent of the Corporation as said address is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

THIRD: Purposes. The purposes of the Corporation are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the state of Delaware, including, but not limited to, the acquisition of other corporations and the manufacture, sale and distribution directly or through one or more subsidiaries of fibers, filaments, and other fibrous substances or materials.

FOURTH. Capital Stock. The total number of shares of stock which the Corporation is authorized to issue is 30,000,000 as follows: 24,500,000 shares of Common stock with a par value of $.00l per share and 5,500,000 shares of Class B Common Stock with a par value of $.001 per share.

A. Common Stock

The powers, designations, preferences, and relative, participating, optional and other rights of the Common Stock and the Class B Common Stock shall be identical in all respects except as follows:

1. Voting Rights.

(a) Election of Directors. Holders of class B Common Stock, as such, shall have no voting rights with respect to the election of Directors, and shares of Class B Common Stock shall not be included in determining the number of shares entitled to be voted on such matter.

(b) Other Voting Rights. Holders of the Class B Common Stock, as such, shall have no right to vote on any other matters to be voted on by the stockholders of the corporation, and the shares of Class B Common Stock shall not be included in determining the number of shares entitled to be voted on such matters; provided, however, that (i) the holders of Class B Common Stock shall have the right to vote as a separate class on the matters specified in Section 242(b)(2) of the Delaware General Corporation Law, and (ii) the shares of Class B Common Stock shall be included in determining the number of shares entitled to be voted on, and the holders thereof, as such, voting together with the holders of the Common Stock, and not as a separate class, shall be entitled to one vote per share on all matters on which the holders of Voting Shares (as defined in Article

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SEVENTH) are entitled to vote pursuant to Article SEVENTH hereof, and on all matters required to be submitted to a vote of the stockholders under the General Corporation Law of the State of Delaware except for the election of directors.

2. Conversion Rights.

Shares of Class B Common Stock may, at the election of the holder thereof in connection with, but only in connection with, a sale thereof to a purchaser which is not an affiliate (as defined by the Securities Exchange Act of 1934) of such holder, be converted into an equal number of fully paid and non-assessable shares of Common Stock.

Any such conversion shall be exercised by the surrender by the holder to the Corporation at its principal office of the certificate or certificates representing the shares being converted accompanied by a written notice of conversion stating therein the name or names in which it wishes the certificate or certificates for Common Stock to be issued; provided, however, upon the conversion of the Class B Common Stock, a certification shall be given that such conversion is in connection with the sale of such shares to a person other than an affiliate of such holder. In case such notices shall specify a name or names other than that of the holder, such notice shall be accompanied by payment of any and all transfer taxes payable upon the issue of the common Stock in such name or names. As soon as practicable after such surrender of such certificate or certificates, the Corporation shall issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. The Corporation shall at all times reserve and keep available out of its authorized and unissued shares of Common Stock, solely for issuance upon the conversion of shares of the Class B Common Stock as herein provided, such number of shares of Common Stock as shall from time to time be issuable upon all of the shares of Class B Common Stock at the time outstanding. Upon the conversion of any shares of Class B Common Stock into shares of Common Stock hereunder the shares of Class B Common Stock so converted shall thereupon become authorized but unissued shares of such Class B Common Stock.

B. Conversion of Shares Outstanding on Effective Date of this Article FOURTH.

Upon the effective date of this Article FOURTH, and without further action on the part of the Board of Directors or holders of any outstanding shares of the capital stock of the Corporation, (1) each share of the currently outstanding Common Stock, par value $1.00 per share, Class A Participating Preferred Stock, par value $1.00 per share, class D Participating Preferred Stock, par value $1.00 per share, and Class E Participating Preferred Stock, par value $1.00 per share, shall be converted into one hundred eight (108) fully paid and non-assessable shares of Common Stock, par value $.001 per share, and (2) each share of the currently outstanding Class B Participating Preferred Stock, par value $1.00 per share, and Class C Participating Preferred Stock, par value $1.00 per share, shall be converted into one hundred eight (108) fully paid and non-assessable shares of Class B Common stock, par value $.001 per share.

FIFTH: Duration of Existence. The Corporation is to have perpetual existence.

SIXTH: Board of Directors,

A. Number of Directors. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The number of directors of the Corporation that shall constitute

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the Board of Directors shall be not less than three (3) nor more than thirteen (13) unless otherwise determined from time to time by resolution adopted by the affirmative vote of at least 80% of the Board of Directors.

B. Power to Amend By-Laws. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, alter, amend or repeal the By-laws of the Corporation. The books of the Corporation (subject to the provisions of the laws of the State of Delaware) may be kept outside of the State of Delaware at such places as may be from time to time designated by the Board of Directors. Elections of directors need not be by ballot unless the By-laws so provide.

SEVENTH: A. Definitions and Related Matters as to Certain Business combinations and obligation of Corporation to offer to Purchase Stock.

1.1 Affiliate. An "Affiliate" of, or a Person "affiliated with", a specified Person, means a Person that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.

1.2 Associate. The term "Associate" used to indicate a relationship with any Person means:

(a) Any corporation or organization (other than the corporation or a Subsidiary of the Corporation) of which such Person is an officer or general partner or is, directly or indirectly, the beneficial owner of ten percent or more of any class of equity securities;

(b) Any trust or other estate in which such Person has a ten percent or greater beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity;

(c) Any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person; or

(d) Any investment company registered under the Investment Company Act of 1940 for which such Person or any Affiliate or Associate of such Person serves as investment adviser.

1.3 Beneficial Owner. A Person shall be considered the "Beneficial Owner" of any shares of stock (whether or not owned of record):

(a) With respect to which such Person or any Affiliate or Associate of such Person directly or indirectly has or shares (i) voting power, including the power to vote or to direct the voting of such shares of stock, and/or (ii) investment power, including the power to dispose of or to direct the disposition of such shares of stock;

(b) Which such Person or any Affiliate or Associate of such Person has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, and/or (ii) the right to vote pursuant to any agreement, arrangement or understanding (whether such right is exercisable immediately or only after the passage of time); o r

(c) Which are Beneficially owned within the meaning of (a) or (b) of this Section 1.3 by any other Person with which such first mentioned Person or any of its Affiliates or Associates has any agreement,

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arrangement or understanding, written or oral, with respect to acquiring, holding, voting or disposing of any shares of stock of the Corporation or any Subsidiary of the Corporation or acquiring, holding or disposing of all or substantially all, or any Substantial Part, of the assets or businesses of the Corporation or a Subsidiary of the Corporation.

For the purpose only of determining whether a Person is the Beneficial owner of a percentage specified in this Article SEVENTH of the outstanding Voting Shares, such shares shall be deemed to include any Voting Shares which may be issuable pursuant to any agreement, arrangement or understanding or upon the exercise of the conversion rights, exchange rights, warrants, options or otherwise and which are deemed to be beneficially owned by only such Person pursuant to the foregoing provisions of this Section 1.3.

1.4 Business Combination. A "Business Combination" means:

(a) The sale, exchange, lease, transfer or other disposition to or with a Related Person or any Affiliate or Associate of such Related Person by the Corporation or any of its Subsidiaries (in a single transaction or a series of related transactions) of all or substantially all, or any Substantial Part, of its or their assets (including, without limitation, any securities issued by a Subsidiary) other than in the ordinary course of business;

(b) The purchase, exchange, lease or other acquisition by the Corporation or any of its Subsidiaries (in a single transaction or a series of related transaction) of all or substantially all, or any Substantial Part, of the assets or business of a Related Person or any Affiliate or Associate of such Related Person other than in the ordinary course of business;

(c) Any merger or consolidation of the Corporation or any Subsidiary thereof into or with a Related Person or any Affiliate or Associate of such Related Person, irrespective of which Person is the surviving entity in such merger or consolidation;

(d) Any reclassification of securities, recapitalization or other transaction effected by the Corporation (other than a redemption in accordance with the terms of the security redeemed) which has the effect, directly or indirectly, of increasing the proportionate amount of Voting Shares of the Corporation or any Subsidiary thereof which are Beneficially owned by a Related Person, or any partial or complete liquidation, spinoff, split-off or split up of the Corporation or any Subsidiary thereof in which a Related Person or any Affiliate or Associate of a Related Person receives a Substantial Part of the assets or business of the Corporation and its Subsidiaries; provided, however, that this Section 1.4(d) shall not apply to a redemption of less than 1% of the Voting Shares in any calendar year; or

(e) The acquisition upon the original issuance thereof of Beneficial ownership by a Related Person of voting Shares or securities convertible into Voting Shares or any voting securities or securities convertible into voting securities of any Subsidiary of the Corporation, or the acquisition upon the original issuance thereof of Beneficial ownership by a Related Person of any rights, warrants or options to acquire any of the foregoing or any combination of the foregoing Voting Shares or voting securities of a Subsidiary of the Corporation.

As used in this definition, a "series of related transactions" shall be deemed to include not only a series of transactions with the same Related Person but also a series of separate transactions with a Related Person or any Affiliate or Associate of such Related Person.

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Anything in this definition to the contrary notwithstanding, this definition shall not be deemed to include any transaction of the type set forth in sections 1.4(a) through 1.4(c) above between or among any two or more Subsidiaries of the Corporation or the Corporation and one or more Subsidiaries of the Corporation.

1.5 Date of Determination, The term "Date of Determination" means:

(a) the date on which a binding agreement (except for the fulfillment of conditions precedent, including, without limitation, votes of stockholders to approve such transaction) is entered into by the Corporation, as authorized by its Board of Directors, and another Person providing for any Business Combination; or

(b) If such an agreement as referred to in Section 1.5(a) above is amended so as to make it less favorable to the Corporation and its stockholders, the date on which such amendment is approved by the Board of Directors of the Corporation; or

(c) In cases where neither Section 1.5(a) or (b) above shall be applicable, the record date for the determination of stockholders of the Corporation entitled to notice of and to vote upon the transaction in question.

A majority of the Board of Directors acting in good faith shall have the power and duty to determine the Date of Determination as to any transaction under this Article SEVENTH. Any such determination shall be conclusive and binding for all purposes of this Article.

1.6 Person. The term "Person" shall mean any individual, partnership, corporation, group or other entity (other than the corporation, any Subsidiary of the Corporation for itself or as a trustee holding stock for the benefit of employees of the corporation or its Subsidiaries, or any one of them, pursuant to one or more employee benefit plans or arrangements). When two or more Persons act as a partnership, limited partnership, syndicate, association or other group for the purpose of acquiring, holding or disposing of shares of stock, such partnership, syndicate, association or group shall be deemed a "Person".

1.7 Related Person. "Related Person" means any Person which is the Beneficial Owner, as of the Date of Determination or immediately prior to the consummation of a Business Combination, or both, of forty percent (40%) or more of the Voting Shares, or any Person who is an Affiliate of the Corporation and at any time within eighteen months preceding the Date of Determination was the Beneficial owner of forty percent (40%) or more of the then outstanding Voting Shares.

1.8 Substantial Part. The term "Substantial Part" as used with reference to the assets of the Corporation or any Subsidiary or of any Related Person means assets having a value of more than ten percent of the total consolidated assets of the corporation and its Subsidiaries as of the end of the Corporation's most recent fiscal year ending prior to the time the determination is being made.

1.9 Subsidiary. "Subsidiary" shall mean any corporation or entity of which the Person in question owns not less than 50% of any class of equity securities, directly or indirectly.

1.10 Voting Shares. "Voting Shares" shall mean shares of the Corporation's capital stock entitled to vote generally in the election of directors and the Class B Common Stock and any other shares which by their terms may be converted into shares of the Corporation's capital stock entitled to vote generally in the election of directors.

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1.11 Certain Determinations With Respect to Article SEVENTH. (a) A majority of the Board of Directors acting in good faith shall have the conclusive power and authority to determine, for the purposes of this Article SEVENTH, on the basis of information known to them: (i) the number of Voting Shares of which any Person is the Beneficial Owner, (ii) whether a Person is an Affiliate or Associate of another, (iii) whether a Person has an agreement arrangement or understanding with another as to the matters referred to in the definition of "Beneficial Owner" as hereinabove defined, (iv) whether the assets subject to any Business Combination constitute a "Substantial Part" as hereinabove defined, (v) whether two or more transactions constitute a "series of related transactions" as hereinabove defined, (vi) any matters referred to in subsection 1.11(b) below, and (vii) such other matters with respect to which a determination is required under this Article SEVENTH. Any such determination shall be final and binding for all purposes hereunder.

(b) A Related Person shall be deemed to have acquired a Voting Share of the Corporation at the time when such Related Person became the Beneficial Owner thereof.

B. Approval of Certain Business Combinations.

Whether or not a vote of the stockholders is otherwise required in connection with the transaction, neither the Corporation nor any of its Subsidiaries shall become a party to any Business Combination without prior compliance with the provisions of Section 1.1 and 1.2 herein below, in addition to any additional vote as may be required by applicable law.

1.1 Prior Approval by the Board of Directors, Such Business Combination was approved by the Board of Directors of the Corporation by the affirmative vote of a majority of the Board of Directors of the Corporation.

1.2 Approval_ by Stockholders Who Are Not Related Persons. A proxy statement complying with the requirements of the securities Exchange Act of 1934 shall have been mailed to all holders of Voting Shares for the purpose of soliciting stockholder approval of such Business Combination and such Business Combination shall be approved, at the stockholders meeting called for such purpose, by the affirmative vote of a majority of the Voting Shares held by stockholders other than the Related Person and Affiliates and Associates of such Related Person, voting as a single class.

C. Obligation of Corporation to Offer To Purchase Shares From Minority Stockholders.

Within sixty (60) days after any Person (the "Control Person") becomes the Beneficial Owner of seventy-five percent (75%) or more of the Voting Shares ("75% Ownership"), the Corporation shall offer to purchase for cash all of the following securities which are not beneficially owned by to purchase for cash all of the following securities which are not beneficially owned by the Control Person or Affiliates or Associates of the Control Person (collectively the "Minority shares") at the highest per share price (including brokerage commissions, transfer taxes and soliciting dealers' fees) which the Control Person or any of such Control Person's Affiliates or Associates paid in acquiring any Voting Shares during the preceding eighteen (18) month period (the "Highest Per Share Price"): (x) all of the outstanding shares of capital stock of the Corporation, (y) all capital stock of the corporation issuable upon the conversion of outstanding securities convertible into capital stock of the corporation ("Convertible Securities"), provided the holder thereof shall convert such Securities into capital stock of the corporation in accordance with the terms of such Convertible Securities simultaneously with the holder's acceptance of the Corporation's offer to purchase the capital stock issuable upon the conversion of such Securities, and (z) all capital stock of the corporation issuable upon the exercise of outstanding options, warrants or other rights to acquire capital stock of the Corporation (collectively

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"Rights"), provided the holder thereof exercises such Rights and pays any required exercise price or other required consideration relating to exercise of such Rights simultaneously with the holder's acceptance of the Corporation's offer to purchase the capital stock issuable upon the exercise of such Rights. For purposes of determining the Highest Per Share Price, if the consideration paid in any acquisition of Voting Shares consisted, in whole or in part, of consideration other than cash, the board of directors of the Corporation shall take such action, as in its judgment it deems appropriate, to establish the cash value of such consideration, but such valuation shall not be less than the cash value, if any, ascribed to such consideration by the Control Person. In making such determination the board of directors may engage such persons, including investment banking firms and the independent accountants who have reported on the most recent financial statement of the Corporation, and utilize employees and agents of the Corporation who will, in the judgment of the board of directors, be of assistance to the board of directors. Equitable adjustment shall be made in the Highest Per Share Price to give effect to stock dividends, stock splits and similar transactions. The Corporation shall give written notice to each holder of Minority Shares (the "Notice") within 20 days after the Corporation first has knowledge that 75% ownership has been obtained.

1.1 Option of Holders of Minority Shares to Sell.

Each of the holders of Minority Shares (a "Minority Stockholder") shall have an irrevocable option (an "Option") to sell to the Corporation all or any portion of the Minority shares held by such Minority Stockholder at the time of the exercise of such Option (including Minority Shares issuable upon the conversion of Convertible Securities or exercise of Rights simultaneously with the exercise of the Option), upon the following terms and conditions:

(a) The Option shall be exercisable at any time during the 60 day period following the Notice, or if no Notice is given, during the 60 day period following, the date such Minority Stockholder has actual knowledge that 75% Ownership has been obtained (the "Option Period");

(b) The Option may be exercised at any time during the Option Period by a minority Stockholder delivering or mailing written notice to the President or Secretary of the Corporation (the "Sale Notice") of his election specifying the number of minority shares such Minority Stockholder will sell to the Corporation;

(c) The consideration to be paid for each Minority Share upon the exercise of the Option shall be the Highest Per Share Price;

(d) Subject to the provisions of paragraphs (e) and (f) hereof, the closing of the purchase and sale of all of the Minority Shares as to which options are exercised shall take place at the Corporation's principal office one hundred twenty (120) days after the date of the Notice, or if no Notice is given, as to each Minority Stockholder, 60 days after the date of such Minority Stockholder's Sale Notice (or the next business day if any such day is a Saturday, Sunday or legal holiday). At the closing, the Minority Stockholder shall deliver such instruments and documents as shall be necessary or appropriate to transfer the Minority Shaves being sold. At the Closing the Corporation shall purchase the Minority Shares of the Minority Stockholders exercising their Option and shall deliver or cause to be delivered the purchase price to each selling Minority Stockholder by a check of the Corporation;

(e) The closing date for the purchase and sale of the Minority Shares subject to the Option shall he subject to deferral if additional time is necessary for the corporation to fulfill the requirements of any applicable Federal or state securities laws, but the Corporation shall have the right to defer such purchase on

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such basis only so long as the Corporation shall be diligently and continuously pursuing all steps and shall be taking all action necessary to fulfill such requirements.

(f) Notwithstanding paragraphs (a) through (e), if the purchase by the Corporation of all or a portion of the Minority Shares would result in a default or violation under any agreement or instrument evidencing Existing Debt (as hereinafter defined) or under which Existing Debt shall have been incurred or would violate Section 160 of the Delaware General Corporation Law (the "Act") the obligation of the Corporation to purchase that portion of the minority Shares as would cause such default or violation shall be deferred (with interest accruing on the unpaid amount at an annual rate equal to the fluctuating prime rate of interest announced from time to time by Fleet National Bank, Providence, Rhode Island) until such time as the purchase thereof shall not result in such a default or violation. The term "Existing Debt" means indebtedness for borrowed money incurred under or pursuant to an agreement or instrument in effect as of the date on which this Article SEVENTH first becomes effective. The Corporation shall give the Minority Stockholders written notice within sixty (60) days after its receipt of the Sale Notice of the Corporation's right to defer the purchase of the Minority Shares; and from time to time thereafter as soon as the Corporation shall be permitted to purchase any or all of such Minority Shares as to which an option is exercised without causing a default under any of the agreements or instruments evidencing its Existing Debt or under which Existing Debt shall have been incurred and without violating Section 160 of the Act, the Corporation shall forthwith give notice to the Minority Stockholders, setting a time, place and date (which is not more than 15 days after the date of such notice) for the closing of the purchase of the Minority Shares as to which the Sale option was exercised. In the event less than all of the Minority Shares as to which Options have been exercised are to be purchased, all purchases shall be made pro rata from each Minority Stockholder exercising an Option based upon the number of Minority Shares as to which such Option was exercised.

D. Amendments to this Article SEVENTH.

Notwithstanding any other provisions of this Restated Certificate of Incorporation or the Bylaws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law, this Restated Certificate of Incorporation or the Bylaws of the Corporation), and in addition to such additional vote required by applicable law, this Article SEVENTH shall not be amended, altered, changed or repealed without the affirmative vote as to all stock held by the holders of 80% or more of the outstanding Voting Shares, voting as a single class.

EIGHTH: Indemnification. The Corporation shall indemnify its officers, directors, employees and agents to the fullest extent permitted by the General Corporation Law of Delaware and the Corporation's By-laws.

NINTH: Meetings. Meetings of stockholders may be held within or without the State of Delaware, as the By-laws may provide. The books of the Corporation may be kept (subject to any provisions contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-laws of the corporation.

Special meetings of the stockholders of the Corporation may be called only by the Board of Directors, the President of the Corporation, the holders of a majority of the outstanding Common Stock, or by the holders of a majority of the outstanding common Stock and Class B Common Stock.

TENTH. Reservation of Right to Amend Certificate. The corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Restated Certificate of

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Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in this Restated Certificate of Incorporation, in the manner (i) now or hereafter prescribed by law, and (ii) as has otherwise been provided in this Restated Certificate of Incorporation; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Restated Certificate of Incorporation; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Restated Certificate of Incorporation in their present form or as hereafter amended are granted subject to the right reserved in this Article TENTH.

Notwithstanding any other provisions of this Restated Certificate of Incorporation or the Bylaws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law, this Restated Certificate of Incorporation or the Bylaws of the Corporation), this Article TENTH shall not be amended, altered, changed or repealed without the affirmative vote as to all stock held by the holders of 80% or more of the outstanding shares of the Corporation's capital stock entitled to vote generally in the election of directors, voting separately as a class.

ELEVENTH. Limitation on Director's Liability. No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability, (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, and (iv) for any transaction from which the director derived an improper personal benefit.

IN WITNESS WHEREOF, said Wellman, Inc. has caused this certificate to be signed by Thomas M. Duff, President and attested by David K. Duffell its Secretary this 1st day of June, 1987.

Wellman, Inc.

By: /s/ Thomas M. Duff__________________ Thomas M. Duff
ATTEST BY:

/s/ David K. Duffell______________
David K. Duffell
Secretary
State of Delaware
Office of Secretary of State

I, MICHAEL HARKINS, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF WELLMAN, INC, FILED IN THIS OFFICE ON THE FOURTH DAY OF JUNE, A.D. 1990, AT 11 O'CLOCK A.M.

/s/ Michael Harkins_______________ Michael Harkins, Secretary of State
AUTHENTICATION: 2676083
DATE: 06/04/1990
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